Exhibit 8.2

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September 29, 2015

ROI Acquisition Corp. II

601 Lexington Avenue, 51st Floor

New York, New York

Re:	Registration Statement on Form F-4 of Ascend Telecom Holdings Limited

Ladies and Gentlemen:

We have acted as counsel for ROI Acquisition Corp. II, a Delaware corporation (“ROI”), in connection with the transactions described in the Registration Statement on Form F-4 of Ascend Telecom Holdings Limited (Registration No. 333-205872) (the “Registration Statement”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Merger, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922 Telephone: +1 212 547 5400 Facsimile: +1 212 547 5444 www.mwe.com

ROI Acquisition Corp. II

September 29, 2015

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement in the section entitled “Material U.S. Federal Income Tax Considerations to ROI’s Stockholders—U.S. Federal Income Tax Consequences of the Business Combination” constitute the opinion of McDermott Will & Emery LLP insofar as such statements describe provisions of United States federal income tax law.

We are furnishing this letter in our capacity as United States federal income tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below. We hereby consent to (i) the inclusion of this opinion as an exhibit to the Registration Statement, (ii) references to our opinion in the proxy statement/prospectus included in the Registration Statement and (iii) the inclusion of our name under the heading “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP

McDermott Will & Emery LLP